Internet Security Systems, Inc.                                EXHIBIT 99.2
Supplemental Financial Data

                                                                                  Q2 2006
                                                                             ---------------

Revenue by theater
        America                                                                       60%
        EMEA                                                                          23%
        Asia Pacific                                                                  17%

Proventia Appliance Revenue                                                   $26 million
Appliance revenue growth from Q205                                                    16%

Proventia Intrusion Prevention appliances revenue growth from Q106                    14%
Proventia Unified Threat Management appliances
----------------------------------------------
Revenue growth from Q106                                                              47%
Units growth from Q106                                                                42%
Units growth from Q205                                                                92%

Approximate average size of top 25 deals based on total contract value          $486,000
(2 deals over $1 million)

Channel mix for license and product revenues                                          81%

Managed Security Services                                                   $11.7 million
        % of total revenues                                                           14%

DSO (a)                                                                               85
----------------------------------------------------------------------------

(a) Days sales outstanding (DSO) equals accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the quarter.

(b) MSS revenues grew by 2% and support, maintenance grew by 16%, and maintenance combined with term licenses grew 12% year-over-year in the subscription category.

(c) New customers represented approximately one-fourth of appliance unit sales in Q2 2006.

(d) The foreign exchange rates reduced revenue for the first quarter by approximately $1 million compared to the 2nd quarter of 2005, approximately
     1.2 percentage points of growth.

(e) Real Secure licensed software products revenue is down approximately 28% from last quarter and 42% year-over-year.

(f)  Reconciliation of GAAP to Non-GAAP financial information
-------------------------------------------------------------
                                              GAAP   Adjustment       Non-GAAP
                                           -----------------------------------
Cost of revenues                           23,969      (2,006)        21,963
Research and development                   12,406        (979)        11,427
Sales and marketing                        30,033      (1,244)        28,789
General and administrative                  8,350      (1,250)         7,100

Non-GAAP information excludes (i) non-cash amortization of intangibles related to acquisitions; and (ii) non-cash stock-based compensation expense under SFAS No. 123(R). These non-GAAP financial measures are used by management to conduct business operations such as: developing budgets, managing expenditures, evaluating internal performance, and calculating incentive compensation. ISS believes that its presentation of these non- GAAP measures provides useful information to investors as a measure of operating performance basic to its ongoing operations, which is more comparable from period to period without the charges related to occasional acquisition activity and non-cash stock-based compensation expense. Further, ISS believes that it is useful to investors to understand the impact of the application of SFAS No. to 123(R) to its results of operations.

This non-GAAP financial information, provided as additional information for investors, is not in accordance with generally accepted accounting principles and may be different from similarly named non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared with generally accepted accounting principles.